ASA LIMITED

                                  PADDOCK VIEW
                              36 WIERDA ROAD WEST
                           SANDTON 2196, SOUTH AFRICA

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ASA LIMITED (the Company) will be held on Friday, February 4, 2000, at 10:00 A.M., New York City time, at the Park Lane Hotel, New York, NY, USA, for the purpose of considering and acting upon the following business:

          1. To elect the Company's Board of Directors.

          2. To ratify the selection of Arthur Andersen as the Company's independent public accountants for the fiscal year ending November 30, 2000. 3. Such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 28, 2000 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                          ROBERT J.A. IRWIN
                                             CHAIRMAN OF THE BOARD AND TREASURER




December 28, 1999

     Each shareholder entitled to vote at the meeting is entitled to appoint one or more proxies, who need not be shareholders, to attend the meeting and to vote and speak on his or her behalf. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE, SIGN AND INDICATE VOTING INSTRUCTIONS ON THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE. Any shareholder who submits a completed proxy form is entitled to attend the meeting and to vote in person, should that shareholder decide to do so.

                                 PROXY STATEMENT

                                -----------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of ASA Limited (the Company) for use at the Annual Meeting of the Company's shareholders (the Meeting) to be held on February 4, 2000. The proxy may be revoked by the shareholder at any time prior to its use at the Meeting by an instrument in writing delivered to the United States Secretary, c/o LGN Associates, P.O. Box 269, 140 Columbia Turnpike, Florham Park, N.J. 07932 or delivered to him at the Meeting.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used for the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, the Company will retain D.F. King & Co., Inc., New York, NY, to aid in the solicitation of proxies. Such solicitation will be by mail and telephone. For these services the Company will pay D.F. King & Co., Inc. a fee, plus reimbursement of its out-of-pocket expenses and disbursements, estimated in the aggregate at approximately $35,000. The Company will also reimburse brokers, nominees and fiduciaries who are record owners of shares of the Company for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of such shares. The approximate mailing date of the proxy statement and form of the proxy will be December 28, 1999.

                              VOTING AT THE MEETING

     Only shareholders of record at the close of business on January 28, 2000 will be entitled to vote except that a person who at least 48 hours before the meeting satisfies the directors that he has the right to transfer shares into his name in consequence of the death or bankruptcy of any shareholder of record shall be entitled to vote such shares. Proof of any such right should be presented to the United States Secretary, c/o LGN Associates, P.O. Box 269, 140 Columbia Turnpike, Florham Park, NJ 07932. There are 9,600,000 shares of the Company outstanding, each of which is entitled to one vote. Each valid proxy received in time will be voted at the Meeting in favor of each proposal except as contrary instructions are indicated, in which event such instructions will be followed.

     The Company does not know of any beneficial owner of more than five percent of the Company's outstanding shares.

     The Annual Report of the Company for the fiscal year ended November 30, 1999, including financial statements, accompanies this proxy statement and will also be mailed to each person who becomes a registered shareholder of the Company on or before January 28, 2000.

                                     QUORUM

     The Company's organizational documents provide that the presence at a shareholder meeting, in person or by proxy of at least 50% of the outstanding shares of the Company entitled to vote constitutes a quorum for the Company. Thus, the Meeting can not take place on its scheduled date if less than 50% of the outstanding shares entitled to vote are represented. If, by the time scheduled for the Meeting, a quorum of shareholders is not present or if a quorum is present but sufficient votes in favor of any of the items are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further soliciting of proxies from the Company's shareholders. Any such adjournment will require the affirmative vote of a majority of the shares that are present (in person or by proxy) at the Meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the shareholders.

     In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting, but will not be counted as "votes cast," and, thus, will have no effect on the result of the vote.

                             CURRENCY EXCHANGE RATES

     The Company is a South African company and its only office is located in South Africa. Its accounts are maintained and most of its transactions are effected in rand, the currency of the Republic of South Africa. Rand amounts are, therefore, used in this proxy statement except for payments made in United States dollars. Dollar figures in parentheses are dollar equivalents of rand amounts at the exchange rates in effect at the time of the transactions. The official exchange rate floats under supervision of the South African Reserve Bank. On November 30, 1999 the official exchange rate was R6.16 to the dollar ($0.16 to the rand). For a fuller discussion of the effect of fluctuations in the currency exchange rate, see the Company's Annual Report for 1999 enclosed with this proxy statement.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Unless contrary instructions are given, the persons named in the enclosed proxy will vote such proxy for the election of the nominees listed below to serve as directors of the Company until the next Annual Meeting of Shareholders. Each nominee was elected to serve as a director of the Company at the Annual Meeting of Shareholders held on February 5, 1999. Each nominee has consented to serve if elected. In the event that any of the nominees is unable or declines to serve as a director, an event which the management of the Company does not anticipate, proxies may be voted at the meeting for the election of another person in his stead. Each director's age is indicated in parentheses after his name. Except as otherwise indicated, each nominee's principal occupation has been his principal occupation for at least the last five years and share ownership is his beneficial ownership of the Company's shares as of November 30, 1999.

      Robert J. A. Irwin* (72)............   Mr. Irwin has served as Chairman of
                                             the Board since 1993 and  Treasurer
                                             since   February   1999  and  as  a
                                             director  since  February  1987. He
                                             served  as Deputy  Chairman  of the
                                             Company  from   February   1989  to
                                             February   1993.  He  is  a  former
                                             director    of    Niagara     Share
                                             Corporation  (1972-1995),  St.  Joe
                                             Paper Co.  (1990-1994)  and  former
                                             Advisory   Director   of  M&T  Bank
                                             Corporation and  Manufacturers  and
                                             Traders Trust  Company  (1983-April
                                             1999).  He is also a member  of the
                                             board  of a  number  of  non-profit
                                             organizations,     including    the
                                             University of Cape Town Fund,  Inc.
                                             and the St. Barnabas (Johannesburg)
                                             College  Fund,  Inc. He owned 2,200
                                             shares  of the  Company,  including
                                             142 shares owned by his wife.

      Henry R. Breck* (62)................   Mr.  Breck has served as a director
                                             of the Company since  February 1996
                                             and   Assistant   Treasurer   since
                                             February  1999  and  United  States
                                             Secretary   from   August  1997  to
                                             February 1999. He served previously
                                             as a director from February 1981 to
                                             August  1989.  He is Chairman and a
                                             Director  of Ark  Asset  Management
                                             Co., Inc., a registered  investment
                                             adviser.  He owned 1,000  shares of
                                             the Company.

      Harry M. Conger (69)................   Mr. Conger has served as a director
                                             of the Company  since January 1984.
                                             He is Chairman  and CEO Emeritus of
                                             Homestake  Mining  Company.  He  is
                                             also  a  director  of  Apex  Silver
                                             Mines, a silver mining company, and
                                             Pacific Gas & Electric  Company,  a
                                             utility  company,  and a Trustee of
                                             the    California    Institute   of
                                             Technology.  Until  1998  he  was a
                                             director   of  Baker,   Hughes  and
                                             CalMat  Company.   He  owned  1,100
                                             shares of the Company.

      Chester A. Crocker* (58)............   Mr.   Crocker   has   served  as  a
                                             director  of  the   Company   since
                                             February  1996  and  United  States
                                             Secretary  since  February 1999. He
                                             is a James R. Schlesinger Professor
                                             of  Strategic  Studies,  School  of
                                             Foreign     Service,     Georgetown
                                             University  and  Chairman of United
                                             States    Institute    of    Peace;
                                             President,       Crocker      Group
                                             (consultants).  He owned 400 shares
                                             of the Company.

      Joseph C. Farrell (64)..............   Mr.   Farrell   has   served  as  a
                                             director  of  the   Company   since
                                             February  1999.  He  was  Chairman,
                                             President  and CEO of The  Pittston
                                             Company from  September  1991 until
                                             his retirement in February 1998. He
                                             is   a   director   of    Universal
                                             Corporation and various  non-profit
                                             organizations.      Mr.     Farrell
                                             purchased   1,000   shares  of  the
                                             Company on December 8, 1999.

      James G. Inglis (55)................   Mr. Inglis has served as a director
                                             of the Company  since May 1998.  He
                                             has been the Executive  Director of
                                             Melville  Douglas  Management (Pty)
                                             Ltd.  since 1997, and prior thereto
                                             he was  the  Managing  Director  of
                                             Liberty Asset  Management  Limited,
                                             an  investment   manager.  He  also
                                             serves on the Investment Committees
                                             of a number of charitable funds and
                                             is a  Trustee  of  the  Independent
                                             Schools Pension Fund. As a resident
                                             of South  Africa he is prevented by
                                             the    Company's     Articles    of
                                             Association  from owning any shares
                                             of the Company.

      Ronald L. McCarthy* (66)............   Mr.   McCarthy   has  served  as  a
                                             director  of  the   Company   since
                                             November   1988  and  as   Managing
                                             Director of the Company  since that
                                             date. As a resident of South Africa
                                             he is  prevented  by the  Company's
                                             Articles of Association from owning
                                             any shares of the Company.

      Malcolm W. MacNaught (62)...........   Mr.   MacNaught  has  served  as  a
                                             director  of  the   Company   since
                                             February  1998. He is a director of
                                             Lion Selection  Trust Ltd, a Pooled
                                             Development Fund for the benefit of
                                             Australian   mining  companies  and
                                             Meridian Gold Corporation. He was a
                                             Vice    President   and   Portfolio
                                             Manager at Fidelity Investments and
                                             retired in October  1996.  He owned
                                             1,000 shares of the Company.

      Robert A. Pilkington (54)...........   Mr.  Pilkington  has  served  as  a
                                             director of the Company since 1979.
                                             He  is  an  investment  banker  and
                                             since 1985 a Managing  Director  of
                                             Dillon,  Read & Co.  Inc.  (Warburg
                                             Dillion Read).  He is a director of
                                             Avocet  Mining  PLC. He owned 1,000
                                             shares of the Company.

      A. Michael Rosholt (79).............   Mr.   Rosholt   has   served  as  a
                                             director of the Company since 1982.
                                             He  was  Chairman  of  Barlow  Rand
                                             Limited (financial,  industrial and
                                             mining  corporation)  through 1990.
                                             He  is  Chairman  of  the  National
                                             Business Initiative (South Africa),
                                             a  non-profit  organization.  As  a
                                             resident  of  South  Africa  he  is
                                             prevented by the Company's Articles
                                             of  Association   from  owning  any
                                             shares of the Company.

---------------
* An "interested person" of the Company, as such term is defined in the United States Investment Company Act of 1940, by reason of being an officer of the Company.

     Mr. Gavin W.H. Relly was deceased on January 10, 1999. Mr. Relly served on the ASA Board since 1991 and had a distinguished business career, including Chairman of Anglo American Corporation PLC. Mr. Wesley A. Stanger, who retired from the Board in 1999 after 40 years of dedicated service, continued to provide his counsel to the Company as Director Emeritus.

     The total number of shares of the Company owned by officers and directors of the Company on November 30, 1999 was 6,700, which constituted less than 1 % of the Company's outstanding shares.

     Required Vote: The election of Directors requires the affirmative vote of a majority of the shares represented at the meeting.

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR PROPOSAL NO. 1.

     The Board has an Audit Committee, a Compensation Committee and an Ethics Committee, but does not have a Nominating Committee. The current members of the Audit Committee are Messrs. MacNaught (Chairman), Conger and Farrell. The functions of the Audit Committee are to meet with the Company's independent auditors to determine whether satisfactory accounting procedures are being followed by the Company and whether its internal controls are adequate; to review fees charged by the auditors; and generally to determine whether the scope of the auditor's services is adequate and to discuss matters relevant to such services. The current members of the Compensation Committee are Messrs. Conger (Chairman), Inglis, Pilkington, and Rosholt. The function of the Compensation Committee is to make recommendations regarding the salaries of officers of the Company. The current members of the Ethics Committee are Crocker (Chairman), Farrell and Pilkington. The function of the Ethics Committee is to insure compliance by the directors and access persons with the Company's Code of Ethics and Rule 17j-1 of the Investment Company Act of 1940.

     During the fiscal year ended November 30, 1999 there were five meetings of the Board of Directors, one meeting of the Audit Committee, one meeting of the Compensation Committee and four meetings of the Ethics Committee. All the directors attended more than 75% of the meetings.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are Mr. Irwin, who has been Chairman of the Board since February 1993 and Treasurer since February 1999, Mr. Breck who has been Assistant Treasurer since February 1999, Mr. McCarthy, who has been Managing Director since November 1988 and Mr. Crocker who has been United States Secretary since February 1999. Executive officers are elected at the first Board of Directors' meeting after each annual meeting of shareholders to serve for the ensuing year.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Company does not know of any person who was a director, officer or beneficial owner of more than 10 percent of the Company's shares who failed to file on a timely basis, during the fiscal year ended November 30,1999, reports required by Section 16(a) of the Securities Exchange Act of 1934.

                             SOUTH AFRICAN SECRETARY

     The South African Secretary of the Company is Ranquin Associates, Paddock View, 36 Wierda Road West, Sandton 2196, South Africa, which has served in such capacity since February 1990. The principal of Ranquin Associates is Mr. McCarthy's son, an independent Certified Financial Accountant engaged in public practice. Ranquin Associates received a fee of R575 700 ($95,212) in the fiscal year ended November 30, 1999. In addition, Ranquin Associates and an affiliated entity paid the Company R85 716 ($14,168) for rental of office space. Ranquin Associates received reimbursement from ASA of R50 893 ($8,412) for shared expenses (including salaries) of operating the office.

                                  COMPENSATION

     Each non-South African director receives an annual fee of $15,000 for his services as a director and a fee of $1,000 for each Board meeting that he attends. Each South African director receives the rand equivalent of $15,000 (approximately R92 400 based upon the current exchange rate of R6.16 to the dollar as of November 30, 1999) as an annual fee for his services as a director and the rand equivalent of $2,000 (R12 230 based on the same exchange rate) for each Board meeting that he attends. In addition, directors receive a committee meeting fee of $1,000 for each meeting attended during the year. The Company pays to any retired director who served as a director for at least twelve years an annual retainer equal to 75% of the annual directors' fee from time to time in effect. Directors retiring after attaining the age of 70 are entitled to such retainer for life; directors retiring prior to attaining such age for the lesser of life or the number of years they served as a director.

     A summary of the compensation and benefits for the directors and officers is shown below. Compensation and benefits payable in rand are shown with United States dollar equivalents. Reference is made to the information under "Currency Exchange Rates" on page 3 of this proxy statement for information concerning currency exchange rates between the South African rand and the United States dollar.

                                                          PENSION OR
                                                          RETIREMENT
                                                           BENEFITS          ESTIMATED           TOTAL
                                 AGGREGATE                ACCRUED AS           ANNUAL         COMPENSATION
                               COMPENSATION                PART OF           BENEFITS        FROM COMPANY
NAME OF PERSON                     FROM                    COMPANY             UPON)           PAID FOR
POSITION                          COMPANY                 EXPENSES(1)      RETIREMENT(2)      DIRECTORS(3)
--------------                  ------------              ----------       ------------       ------------
Robert J.A. Irwin,                $147,250                  $26,825           $25,000           $19,500
  Chairman, Chief Executive
  Officer, Treasurer and Director

Wesley A. Stanger, Jr.,            $4,250                     --              $43,754           $4,250
  Director Emeritus

Ronald L. McCarthy,               R504,191                    --              R69,300          R134,265
  Managing Director              ($82,660)                    --             ($11,250)         ($22,000)
  and Director

Henry R. Breck,                    $18,500                    --              $11,250           $18,500
  Assistant Treasurer
  and Director

Chester A. Crocker,                $22,500                    --              $11,250           $22,500
  United States Secretary
  and Director

Harry M. Conger,                   $19,500                    --              $11,250           $19,500
  Director

Joseph C. Farrell,                 $21,500                    --              $11,250           $21,500
  Director

James.G. Inglis,                  R134,265                                    R69,300          R134,265
  Director                        ($22,000)                                  ($11,250)         ($22,000)

Reginald H. Jones,                 $4,250                     --              $11,250            $4,250
  Director

Malcolm W. MacNaught,              $19,500                    --              $11,250           $19,500
  Director

Robert A. Pilkington,              $23,500                    --              $11,250           $23,500
  Director

Gavin W.H. Relly, (3)              R28,595                    --                                $28,595
  Director    ($4,750)--
                                                                                               ($4,750)
A. Michael Rosholt,               R127,665                    --              R69,300          R127,665
  Director                        ($21,000)                   --             ($11,250)         ($21,000)

-------------

(1) The amount shown is the amount payable under an annuity policy for the benefit of Mr. Irwin purchased by the Company in fiscal 1993 at an annual cost to the Company of $25,000 per year for five years. Effective May 1, 1999 the annual cost to the Company was increased to $28,125 per year.

(2) All directors qualify to receive retirement benefits if they have served the Company for at least twelve years prior to retirement. The amount shown for each director is the total benefits which are or would be payable to such person assuming such director had served twelve years as of November 30, 1999. The amounts shown for Messrs. Irwin and Stanger include the retirement benefits payable to them as directors and the amounts paid or payable to them under the annuity contracts purchased for their benefit by the Company (see (1) above).

(3) Deceased  January 10, 1999.

   PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors has selected Arthur Andersen as the Company's independent public accountants to audit the accounts of the Company for the fiscal year ending November 30, 2000. The Board has directed the submission of this selection to shareholders for ratification. Arthur Andersen has offices in Johannesburg, South Africa and in New York, N.Y, in the United States. Arthur Andersen has no direct or indirect interest in the Company, except in its capacity as the Company's independent public accountants.

     A representative of Arthur Andersen LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Required Vote: The ratification of the selection of Arthur Andersen requires the affirmative vote of a majority of the shares represented at the meeting.

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR PROPOSAL NO. 2.


                             SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be included in the Proxy Statement and Proxy for the 2001 Annual Meeting, the proposal must be received by the Company no later than August 30, 2000.


                                 OTHER MATTERS

     The management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters requiring a vote of shareholders arise, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                                   ASA LIMITED

                                          ROBERT J.A. IRWIN
                                             CHAIRMAN OF THE BOARD AND TREASURER


December 28, 1999